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Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

No.	Shares

The State of Nevada

[LOGO]

BigInning Ventures, Inc.
One Hundred Million Common Shares Authorized, $0.001 Par Value

        This Certifies That SPECIMEN is the owner of                  Common Shares $0.001 par value each of the Capital Stock of

BigInning Ventures, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said corporation has caused this Certificate to be signed by its duly authorized officers, and to be sealed with the Seal of the Corporation this     day of                  At

[SEAL]

President	Secretary

SHARES $0.001 EACH

CERTIFICATE
FOR

SHARES

[SEAL APPEARS HERE]

OF THE

CAPITAL STOCK

OF

BIGINNING VENTURES, INC.

ISSUED TO

DATED

        For Value Received            hereby sell, assign and transfer unto                        Shares of the Capital Stock represented by the written Certificate and do hereby irrevocably constitute and appoint                        to transfer the said Stock on the books of the within named corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORESPOND WITH THE NAME AS WRITTEN

ON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION AND ENLARGEMENTS OR ANY CHANGE WHATEVE

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  Exhibit 4.1
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
SHARES $0.001 EACH